Exhibit (a)(1)(viii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are uncertain about the U.S. Offer or about the action you should take, you are recommended to seek your own personal financial advice immediately from an appropriately authorized independent professional advisor.

FORM OF ACCEPTANCE
To Tender Warrants
of
BUSINESS OBJECTS S.A.
Pursuant to the U.S. Offer to Purchase dated December 4, 2007 by
SAP FRANCE S.A.
a wholly owned subsidiary of
SAP AG

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY’
TIME, ON JANUARY 15, 2008, UNLESS THE U.S. OFFER IS EXTENDED.

The Receiving Agent for the U.S. Offer is:

THE BANK OF NEW YORK

By Mail:	By Hand or Overnight Delivery:
The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Tender & Exchange Department 101 Barclay Street Receive and Deliver Window-Street Level New York, NY 10286

ALL QUESTIONS REGARDING THE U.S. OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT OR TO THE DEALER MANAGER AT THEIR RESPECTIVE ADDRESSES AND TELEPHONE NUMBERS AS SET FORTH ON THE BACK COVER PAGE OF THIS WARRANT FORM OF ACCEPTANCE.

THE INSTRUCTIONS ACCOMPANYING THIS WARRANT FORM OF ACCEPTANCE SHOULD BE READ CAREFULLY BEFORE THIS WARRANT FORM OF ACCEPTANCE IS COMPLETED.

ACCEPTANCE OF THE U.S. OFFER IN RESPECT OF BUSINESS OBJECTS ADSs, SHARES OR ORNANEs CANNOT BE MADE BY MEANS OF THIS WARRANT FORM OF ACCEPTANCE.

DESCRIPTION OF BUSINESS OBJECTS WARRANTS TENDERED
Business Objects Warrant(s) Tendered*
Names(s) & Address(es) of Registered Owner(s)	(Attach additional signed list, if necessary)

*	Unless otherwise indicated, it will be assumed that all Business Objects Warrants described above are being tendered.

DELIVERY OF THIS WARRANT FORM OF ACCEPTANCE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE FOR THE RECEIVING AGENT WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS WARRANT FORM OF ACCEPTANCE WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 ACCOMPANYING THIS WARRANT FORM OF ACCEPTANCE.

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS WARRANT FORM OF ACCEPTANCE CAREFULLY BEFORE COMPLETING THIS WARRANT FORM OF ACCEPTANCE. THIS WARRANT FORM OF ACCEPTANCE SHOULD BE USED ONLY FOR TENDERING WARRANTS. DO NOT USE THIS WARRANT FORM OF ACCEPTANCE FOR TENDERING SECURITIES OTHER THAN WARRANTS.

You have received this Warrant Form of Acceptance in connection with the offer by SAP France S.A. (“SAP France”), a société anonyme organized under the laws of the Republic of France and a wholly owned subsidiary of SAP AG, a Aktiengesellschaft (stock corporation) organized under the laws of the Federal Republic of Germany, to purchase among other things all outstanding warrants (“Warrants”) to acquire ordinary shares, nominal value €0.10 (“Shares”) of Business Objects S.A. (“Business Objects”), a société anonyme organized under the laws of the Republic of France, held by U.S. holders within the meaning of Rule 14d-1(d) of the Securities Exchange Act of 1934, as amended, for €12.01 per 2007 Warrant, €19.69 per 2006 Warrant, €18.87 per 2005 Warrant, €24.96 per 2004 Warrant, and €22.55 per 2003 Warrant, net to the tendering holder in cash, less any required withholding taxes and without interest, as described in the U.S. Offer to Purchase dated December 4, 2007 (the “U.S. Offer to Purchase”). This document should be read in conjunction with the U.S. Offer to Purchase. Capitalized terms used in this document but not defined herein have the meanings given to those terms in the U.S. Offer to Purchase.

Business Objects American depositary shares (“ADSs”), Shares and bonds convertible or exchangeable into new or existing Shares (obligations remboursables en numéraire ou en actions nouvelles ou existantes, or “ORNANEs”) cannot be tendered by means of this Warrant Form of Acceptance. If you are a holder of ADSs or a U.S. holder of Shares or ORNANEs, you can obtain an ADS Letter of Transmittal, Share Form of Acceptance or ORNANE Form of Acceptance and related documents for tendering those securities from Georgeson Inc. (the “Information Agent”), or by contacting your bank, broker or other nominee. This Warrant Form of Acceptance can be used only to tender Warrants. See Instruction 5 of this Warrant Form of Acceptance. Shares, Warrants and ORNANEs held of record by persons who are not U.S. holders cannot be tendered pursuant to the U.S. Offer and can only be tendered pursuant to the concurrent French Offer (as defined in the U.S. Offer to Purchase). Information on the French Offer may be obtained from the Information Agent at the telephone number as set forth on the back cover page of this Warrant Form of Acceptance.

The Instructions included with this Warrant Form of Acceptance must be followed. Questions and requests for assistance or for additional copies of the U.S. Offer to Purchase and this Warrant Form of Acceptance may be directed to Georgeson Inc., the Information Agent, at the address and telephone numbers indicated on the back cover page of this Warrant Form of Acceptance.

All Warrant Forms of Acceptance and other required documents delivered to The Bank of New York (the “Receiving Agent”) by holders of Warrants will be deemed (without any further action by the Receiving Agent) to constitute acceptance by such holders of the U.S. Offer with respect to such Warrants, subject to the terms and conditions set forth in the U.S. Offer to Purchase, any supplements and amendments thereto, and this Warrant Form of Acceptance.

Holders of Warrants purchased in the U.S. Offer will receive the purchase price for such Warrants by check.

This Warrant Form of Acceptance must be completed in addition to the delivery of the Warrants by notification to BNP Paribas Securities Services as set forth below. Notification to BNP Paribas Securities Services does not constitute delivery to the Receiving Agent.

In the event of an inconsistency between the terms and procedures in this Warrant Form of Acceptance and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern, except that in addition to the procedures applicable to the tender of Warrants set out in Section 3 of the U.S. Offer to Purchase, holders of Warrants must also notify BNP Paribas Securities Services of their intention to tender their Warrants into the U.S. Offer as set forth below.

The term “Expiration Date” means 9:00 a.m., New York City time on January 15, 2008, or if the U.S. Offer is extended, the latest time and date at which the U.S. Offer, as extended, will expire.

PLEASE NOTE THAT YOU MUST NOTIFY BNP PARIBAS SECURITIES SERVICES, THE SHAREHOLDER SERVICES PROVIDER OF BUSINESS OBJECTS, OF YOUR INTENTION TO TENDER YOUR WARRANTS INTO THE U.S. OFFER.

Please notify Claude Roux (Tel: +33 (0)1 5577 8237, Email: claude.a.roux@bnpparibas.com) or Loic Lefay (Tel: +33 (0)1 4014 1967; Email: loic.lefay@bnpparibas.com) of BNP Paribas Securities Services to transfer your Warrants to the account of The Bank of New York, account #467.

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.

PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS WARRANT FORM OF ACCEPTANCE CAREFULLY.

To: The Bank of New York, as Receiving Agent

The undersigned hereby instructs the Receiving Agent to accept the U.S. Offer on behalf of the undersigned with respect to the above described Warrants, subject to the terms and conditions set forth in the U.S. Offer to Purchase, any supplements or amendments thereto, and this Warrant Form of Acceptance.

The undersigned hereby acknowledges that delivery of this Warrant Form of Acceptance and other required documents delivered to the Receiving Agent in connection herewith will be deemed (without any further action by the Receiving Agent) to constitute an acceptance of the U.S. Offer by the undersigned with respect to such Warrants, subject to the rights of withdrawal set out in Section 4 of the U.S. Offer to Purchase and the terms and conditions set forth in this Warrant Form of Acceptance.

The undersigned understands that acceptance of the U.S. Offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will, upon acceptance by Purchaser, constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the U.S. Offer.

The undersigned hereby delivers to the Receiving Agent for tender to SAP France the above-described Warrants, in accordance with the terms and conditions of the U.S. Offer to Purchase, any supplements or amendments thereto, and this Warrant Form of Acceptance.

Upon the terms of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extensions or amendments), the undersigned hereby:

(a) sells, assigns and transfers to SAP France all right, title and interest in and to all the Warrants being tendered hereby; and

(b) irrevocably constitutes and appoints the Receiving Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such Warrants, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) transfer the ownership of such Warrants, together with all accompanying evidences of transfer and authenticity, to or upon the order of SAP France and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Warrants, all in accordance with the terms and subject to the conditions of the U.S. Offer.

The undersigned hereby irrevocably appoints each of SAP France, its officers and designees, and each of them, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to exercise all rights of the undersigned, in such a manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, this proxy and power of attorney. Such appointment is effective if and when, and only to the extent that, SAP France accepts the Warrants tendered with this Warrant Form of Acceptance for payment pursuant to the U.S. Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney, proxies and consents given by the undersigned at any time with respect to such Warrants, and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). SAP France reserves the right to require that, in order for Warrants to be deemed validly tendered, immediately upon SAP France’s acceptance for payment of such Warrants, SAP France must be able to exercise full rights, to the extent permitted under applicable law, with respect to such Warrants.

The undersigned hereby represents and warrants that the undersigned has full power and authority to exercise, tender, sell, assign and transfer the Warrants tendered hereby and that when the same are accepted for payment by SAP France, SAP France will have the right to exercise the Warrants and will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Receiving Agent or SAP France to be necessary or desirable to complete the sale, assignment and transfer of the Warrants tendered hereby.

The undersigned agrees to ratify each and every act or thing that may be done or effected by any director of, or other person nominated by, SAP France or their respective agents, as the case may be, in the exercise of any of his or her powers and/or authorities hereunder.

The undersigned undertakes, represents and warrants that if any provision of this Warrant Form of Acceptance shall be unenforceable or invalid or shall not operate so as to afford SAP France or the Receiving Agent or their respective agents the benefit of the authority expressed to be given in this Warrant Form of Acceptance, the undersigned shall, with all practicable speed, do all such acts and things and execute all such documents as may be required to enable SAP France or the Receiving Agent to secure the full benefits of this Warrant Form of Acceptance.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Warrants tendered pursuant to the U.S. Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for payment as provided in the U.S. Offer to Purchase, may also be withdrawn at any time after February 1, 2008.

The undersigned understands that the valid tender of the Warrants pursuant to the procedures described in Section 3 of the U.S. Offer to Purchase and in the Instructions to this Warrant Form of Acceptance will constitute a binding agreement between the undersigned and SAP France upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms or conditions of any U.S. Offer so extended or amended). Without limiting the foregoing, if the price to be paid in the U.S. Offer is amended in accordance with the terms of the U.S. Offer to Purchase, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this Warrant Form of Acceptance. The undersigned recognizes that under certain circumstances set forth in the U.S. Offer to Purchase, SAP France may not be required to accept for payment any of the Warrants tendered hereby.

The undersigned hereby instructs SAP France to issue, or cause to be issued, and mail, or cause to be mailed, the check for the purchase price for the Warrants accepted for purchase in the name(s) and to the address(es) of the registered owner(s) appearing herein in the box entitled “Description of Business Objects Warrants Tendered.”

The terms and conditions of the U.S. Offer contained in the U.S. Offer to Purchase, as supplemented or amended from time to time, shall be deemed to be incorporated in, and form part of, this Warrant Form of Acceptance, which shall be read and construed accordingly.

THIS WARRANT FORM OF ACCEPTANCE SHALL NOT BE CONSIDERED COMPLETE AND VALID, AND DELIVERY OF THE CONSIDERATION PURSUANT TO THE U.S. OFFER SHALL NOT BE MADE, UNTIL NOTICE OF YOUR TENDER OF WARRANTS HAS BEEN GIVEN TO BNP PARIBAS SECURITIES SERVICES AND ALL OTHER REQUIRED DOCUMENTATION HAS BEEN RECEIVED BY THE RECEIVING AGENT AS PROVIDED IN THE U.S. OFFER TO PURCHASE AND THIS WARRANT FORM OF ACCEPTANCE.

IMPORTANT — SIGN HERE
(AND PLEASE COMPLETE SUBSTITUTE FORM W-9)

X

X
Signature(s) of Owner(s)

Dated:  , 200

(Must be signed by registered owner(s) exactly as name(s) appear(s) on a security position listing.)

Name(s):

(Please Print)

Name of Firm:

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security No.:
(See Substitute Form W-9)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE U.S. OFFER

1.  Delivery of Warrant Form of Acceptance.  This Warrant Form of Acceptance is to be completed by holders of Warrants if they are tendering Warrants in the U.S. Offer. A manually executed copy of this document may be used in lieu of the original. This Warrant Form of Acceptance properly completed and duly executed, and any other documents required by this Warrant Form of Acceptance, must be received by the Receiving Agent at one of its addresses set forth herein on or prior to the Expiration Date.

The method of delivery of this Warrant Form of Acceptance and all other required documents is at the election and risk of the tendering holder of Business Objects Warrants. The delivery will be deemed made only when actually received by the Receiving Agent. If such delivery is by mail, it is recommended that such documents be sent by registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

No alternative, conditional or contingent tenders will be accepted and no fractional Business Objects Warrants will be accepted for payment. All tendering holders of Business Objects Warrants by execution of this Warrant Form of Acceptance (or facsimile thereof) waive any right to receive any notice of the acceptance of their Business Objects Warrants for payment.

All questions as to validity, form and eligibility (including time of receipt) and acceptance of any tender of Warrants hereunder will be determined by SAP France in its sole and absolute discretion (which may delegate power in whole or in part to the Receiving Agent) and such determination shall be final and binding. SAP France reserves the absolute right to waive any defect or irregularity in the tender of any Warrants of any particular holder whether or not similar defects or irregularities are waived in the case of any other holders. A tender of Warrants will not be deemed to have been made until all irregularities have been cured or waived. None of SAP France or any of its affiliates or assigns, the Receiving Agent, the Information Agent, the Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification.

2.  Inadequate Space.  If the space provided herein is inadequate, the number of Warrants should be listed on a separate schedule attached hereto.

3.  Signatures on Warrant Form of Acceptance.  If any of the Warrants tendered hereby are owned of record by two or more joint owners, all such owners must sign this Warrant Form of Acceptance.

If any of the tendered Warrants are registered in different names, it will be necessary to complete, sign and submit as many separate Forms of Acceptance as there are different registrations of Warrants.

If this Warrant Form of Acceptance is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Proper evidence of authority to act must be submitted by such persons, although SAP France may waive this requirement.

4.  Transfer Taxes.  Except as otherwise provided in this Instruction 4, SAP France will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Warrants to SAP France or to SAP France’s order pursuant to the U.S. Offer. If, however, a transfer tax is imposed based on income or for any reason other than the transfer of securities in the U.S. Offer, then those transfer taxes, whether imposed on the registered owner or any other persons, will not be payable to the tendering holder.

5.  Requests for Assistance or Additional Copies.  Questions and requests for assistance or for additional copies of the U.S. Offer to Purchase and the Warrant Form of Acceptance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses set forth on the back cover page of this Warrant Form of Acceptance. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

6.  Conditions; Waiver of Conditions.  SAP France’s obligation to accept Warrants in the U.S. Offer is subject to the conditions set forth in the U.S. Offer to Purchase. Such conditions, however, may be waived by SAP France in whole or in part at any time and from time to time in their sole discretion. See Section 13 of the U.S. Offer to Purchase.

7.  Holders of Business Objects Shares, ORNANEs and ADSs.  Holders of Business Objects Shares who are U.S. holders have been sent a Share Form of Acceptance and holders of Business Objects ORNANEs who are U.S. holders have been sent an ORNANE Form of Acceptance with the U.S. Offer to Purchase. U.S. holders of Business Objects Shares or ORNANEs may not accept the U.S. Offer in respect of such Shares or ORNANEs pursuant to this Warrant Form of Acceptance. If any holder of Business Objects Shares or ORNANEs needs to obtain a copy of the appropriate Form of Acceptance, such holder should contact the Information Agent at the address and telephone numbers set forth on the back cover page of this Warrant Form of Acceptance. Business Objects Shares, ORNANEs or Warrants held by persons who are not U.S. holders cannot be tendered pursuant to the U.S. Offer.

Holders of record of Business Objects ADSs, wherever resident, must use the ADS Letter of Transmittal in order to tender their Business Objects ADSs into the U.S. Offer. Holders of Business Objects ADSs evidenced by ADRs have been sent an ADS Letter of Transmittal with the U.S. Offer and may not tender Business Objects ADSs using this Warrant Form of Acceptance. If any holder(s) of Business Objects ADSs needs to obtain a copy of the ADS Letter of Transmittal, such holder(s) should contact the Information Agent at the address and telephone numbers set forth at the end of this Warrant Form of Acceptance.

8.  No Interest.  Under no circumstances will any interest on the purchase price for Warrants be paid by SAP France regardless of any extension of the U.S. Offer or any delay in making payment for such Warrants.

9.  Expiration Date.  The U.S. Offer will expire at 9:00 a.m., New York City time, on January 15, 2008 (the “Expiration Date”), unless and until the time period for which the U.S. Offer is open is extended by SAP France, in accordance with the terms set forth in the U.S. Offer to Purchase. If SAP France extends the U.S. Offer, SAP France will inform The Bank of New York, the Receiving Agent for the U.S. Offer, of that fact and will make a public announcement of the extension, not later than 9:00 a.m. New York City time, on the business day after the day on which the U.S. Offer was scheduled to expire.

10.  Substitute Form W-9.  Each tendering holder of Warrants is required to (a) provide the Receiving Agent with a correct Taxpayer Identification Number (“TIN”), generally the holder’s social security number or federal employer identification number, on Substitute Form W-9 below and certify on such form whether the holder is subject to backup withholding, or (b) file a Form W-8BEN or otherwise establish such holder’s exemption from backup withholding to the satisfaction of the Receiving Agent. Failure to provide the information on the form may subject the tendering holder to 28% U.S. federal backup withholding tax on the payment of the purchase price. The tendering holder may write “Applied For” in Part I of the Form if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the holder has written “Applied For” in Part I of the Form, the holder must also complete the Certificate of Awaiting Taxpayer Identification Number. Notwithstanding that “Applied For” is written in Part I of the Substitute Form W-9 and that the holder has completed the Certificate of Awaiting Taxpayer Identification Number, the Receiving Agent will withhold 28% of all payments of the purchase price thereafter until a TIN is provided to the Receiving Agent, unless the holder has filed a Form W-8BEN or otherwise established an exemption. See Important Tax Information below.

IMPORTANT: THIS WARRANT FORM OF ACCEPTANCE OR A MANUALLY SIGNED FACSIMILE THEREOF (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE RECEIVING AGENT AND YOU MUST NOTIFY BNP PARIBAS SECURITIES SERVICES OF YOUR INTENTION TO TENDER YOUR WARRANTS ON OR PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

Under the U.S. Federal income tax law, a Warrant holder whose tendered Warrants are accepted for payment is generally required by law to provide the Receiving Agent (as payer) with such Warrant holder’s correct TIN on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such Warrant holder is an individual, the TIN is such Warrant holder’s social security number. If the Receiving Agent is not provided with the correct TIN, the Warrant holder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such Warrant holder with respect to Warrants purchased pursuant to the U.S. Offer may be subject to backup withholding of 28%.

Certain Warrant holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit an appropriate Form W-8, signed under penalties of perjury, attesting to such individual’s exempt status. An appropriate Form W-8 can be obtained from the Receiving Agent. Exempt Warrant holders should furnish their TIN, check the “Exempt from backup withholdings” box on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the Receiving Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. A Warrant holder should consult his or her tax advisor as to such Warrant holder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

If backup withholding applies, the Receiving Agent is required to withhold 28% of any reportable payments made to the Warrant holder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a Warrant holder with respect to Business Objects Warrants purchased pursuant to the U.S. Offer, the Warrant holder is required to notify the Receiving Agent of such Warrant holder’s correct TIN by completing the form below certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such Warrant holder is awaiting a TIN), (b) that (i) such Warrant holder is exempt from backup withholding, (ii) such Warrant holder has not been notified by the Internal Revenue Service that such Warrant holder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such Warrant holder that such Warrant holder is no longer subject to backup withholding and (c) that such Warrant holder is a U.S. person (including a U.S. resident alien).

What Number to Give the Receiving Agent

The Warrant holder is required to give the Receiving Agent the social security number or employer identification number of the record holder of the Warrants tendered hereby. If the Warrants are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering Warrant holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the Warrant holder should write “Applied For” in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I, the Receiving Agent will withhold 28% of all reportable payments to such Warrant holder unless a TIN is provided to the Receiving Agent by the time of payment.

TO BE COMPLETED BY ALL TENDERING WARRANT HOLDERS
(See Instruction 10)
PAYER’S NAME: THE BANK OF NEW YORK, AS RECEIVING AGENT
THE SUBSTITUTE FORM W-9 BELOW MUST BE COMPLETED AND SIGNED. Please provide your social security number or other taxpayer identification number (“TIN”) and certify that you are not subject to backup withholding.

SUBSTITUTE		Name

Form W-9 Department of the Treasury Internal Revenue Service		Address (number, street, and apt. or suite no.) (city, state, and ZIP code)

Please check the appropriate box indicating your status: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other ☐ Exempt from backup withholding

Payer’s Request for TIN and Certification	Part I — TIN
PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I, complete the “Certificate Of Awaiting Taxpayer Identification Number” below and see “IMPORTANT TAX INFORMATION”.		Social Security Number OR Employer Identification Number

Part II — Certification
Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S person	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE “IMPORTANT TAX INFORMATION”.

COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”
INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign Here	Signature of U.S. person	Date

The Receiving Agent for the U.S. Offer is:

THE BANK OF NEW YORK

By Mail:	By Hand or Overnight Delivery:
The Bank of New York	The Bank of New York
Tender & Exchange Department	Tender & Exchange Department
P.O. Box 11248	101 Barclay Street
Church Street Station	Receive and Deliver Window-Street Level
New York, NY 10286-1248	New York, NY 10286

Questions and requests for assistance or additional copies of the U.S. Offer to Purchase, this Warrant Form of Acceptance, the ADS Letter of Transmittal and other tender offer materials may be directed to the Information Agent at the telephone number and location listed below:

The Information Agent for the U.S. Offer is:

Georgeson Inc.
199 Water Street, 26th Floor
New York, New York 10038-3650
North America Toll Free Number: (866) 574-4069
Outside North America Collect: (212) 440-9800
European Toll Free Number: 00800 6570 6570
European Collect: +44 (0) 117 378 6015

The Dealer Manager for the U.S. Offer is:

Deutsche Bank Securities Inc.
Mailstop: 60W-42-093
60 Wall Street
New York, New York 10005
Call Toll Free: (877) 221-7676